                                                                   Exhibit 10.44



                                CREDIT AGREEMENT



                                  by and among



                                   QAD INC.,
                                  as Borrower



                   THE LENDERS FROM TIME TO TIME PARTY HERETO



                                      and



                      THE FIRST NATIONAL BANK OF CHICAGO,
                    as Administrative Agent for the Lenders
                                 and L/C Issuer



                                 April 19, 1999

          ==========================================================

                                CREDIT AGREEMENT

     This Agreement, dated as of April 19, 1999, is among QAD INC., a Delaware corporation, the Lenders and THE FIRST NATIONAL BANK OF CHICAGO, as Agent and L/C Issuer. The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, in the same Agreed Currency and for the same Interest Period.

     "Affected Lender" is defined in Section 2.22.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means The First National Bank of Chicago in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to
Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

     "Agreed Currencies" means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, Australian Dollars, British Pounds Sterling, Hong Kong Dollars, Dutch Guilders and the Euro, and (iii) any other Eligible Currency which the Borrower requests the Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders. For the purposes of this definition, each of the specific currencies referred to in clause (ii), above, shall mean and be deemed to refer to the lawful currency of the jurisdiction referred to in connection with such currency, e.g., "Australian Dollars" means the lawful currency of Australia.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Fee Rate" means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

     "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     "Approximate Equivalent Amount" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by the Agent from time to time.

     "Arranger" means First Chicago Capital Markets, Inc., a Delaware corporation, and its successors.

     "Assignment Agreement" means an agreement in the form of that attached hereto as Exhibit A.
          ---------

     "Authorized Officer" means any of the Chief Financial Officer, Treasurer or Vice President of Tax and Treasury of the Borrower, acting singly.

     "Available Aggregate Commitment" means, at any time the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

     "Borrower" means QAD Inc., a Delaware corporation, and its successors and assigns.

     "Borrower Collateral Documents" means, collectively and severally, the Borrower Security Agreement and each other document, instrument and agreement delivered by or on behalf of the Borrower pursuant to Section 2.25.

     "Borrower Security Agreement" means a pledge and security agreement in the form of that attached hereto as Exhibit B.
                                ---------

     "Borrowing Base Certificate" means a certificate in the form of that attached hereto as Exhibit C.
                   ---------

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice and/or Conversion/Continuation Request" means a notice and request in the form of that attached hereto as Exhibit D.
                                                   ---------

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Los Angeles and New York for the conduct of substantially all of their commercial lending activities and on which dealings in Dollars are carried on in the London interbank market (and, if the Advances which are the subject of such borrowing, payment or rate selection are denominated in Euro, a day upon which such clearing system as determined by the Agent to be suitable for clearing or settlement of the Euro is open for business) and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. or P-1 or better by Moody's Investors Service, Inc., (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means: (i) if Pamela Lopker and Karl Lopker shall cease to own, free and clear of all Liens or other encumbrances, at least 40% of the outstanding shares of voting stock of the Borrower on a fully diluted basis, or (ii) if Pamela Lopker and Karl Lopker shall cease to manage and direct the day to day operations of the Borrower and its Subsidiaries, or (iii) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral Shortfall Amount" is defined in Section 8.1.

     "Collateral Value of the Borrowing Base" means on any date: (i) 85% of the unpaid principal balance (net of any credit balance, trade discount or unbilled amount or retention) of all Eligible Accounts on such date, plus (ii) during the period from the date of this Agreement to and including October 18, 2000, $4,000,000.

     "Collateral Value of the Related Facility Borrowing Base" with respect to any Related Facility Agreement, has the meaning given such term in such Related Facility Agreement.

     "Combined Credit Facilities Documents" is defined in Section 10.1 below.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower hereunder and to make Related Facility Loans under the Related Facility Credit Agreements in an aggregate amount not exceeding the amount set forth opposite its signature below or as set forth in any Assignment Agreement relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Compliance Certificate" means a certificate in the form of that attached hereto as Exhibit E.
          ---------

     "Computation Date" means each day upon or as of which the Agent determines Dollar Amounts as required pursuant to Section 2.7(iii).

     "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation,
(iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Consolidated Funded Indebtedness" means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

     "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

     "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

     "Consolidated Rentals" means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

     "Cost Rate" means the cost of complying with the requirements of authorities in the applicable jurisdictions outside of the United States of America with respect to the funding of Advances in the applicable Agreed Currency in that jurisdiction, as determined by the Agent consistent with its customary practices, policies and procedures, with the methodology for calculating the "Cost Rate" with respect to Advances funded in British Pounds Sterling as in effect on the initial Credit Extension Date being set forth on Supplemental Schedule I attached hereto.
-----------------------

     "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

     "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

     "Default" means an event described in Article VII.

     "Dollar Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date.

     "Dollars" and "$" shall mean the lawful currency of the United States of America.

     "Eligible Account" means an account receivable of the Borrower for which each of the following statements is accurate and complete (and the Borrower by including such account receivable in any computation of the Borrowing Base shall be deemed to so represent and warrant to the Agent and the Lenders):

     (i) Said account receivable is a binding and valid obligation of the obligor thereon, in full force and effect and enforceable in accordance with its terms.

     (ii) Said account receivable is genuine, in all respects as appearing on its face or as represented in the books and records of the Borrower, and all information set forth therein is true and correct.

     (iii) Said account receivable is free of all default of any party thereto, counterclaims, and, to the knowledge of the Borrower, offsets and defenses, and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise.

     (iv) The payment of said account receivable is not more than 60 days past due the due date therefor and the due date of such payment is not more than 365 days following the invoice date thereof.

     (v) Said account receivable is free of concessions or understandings with the obligor thereon of any kind not disclosed to and approved by the Agent in writing.

     (vi) Said account receivable is, and at all times will be, free and clear of all liens, encumbrances, charges, rights and interests of any kind, except a first priority, perfected security interest in favor of the Agent for the benefit of the Lenders.

     (vii) Said account receivable is derived from sales made or services rendered to the obligor in the ordinary course of the Borrower's business (other than the sale of minerals or the like, including oil and gas, at the wellhead or minehead).

     (viii) The obligor on said account receivable (a) is located within the United Sates of America or the District of Columbia, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, Spain, Sweden, Switzerland, The Netherlands or United Kingdom; (b) is not the subject of any bankruptcy or insolvency proceeding, nor has a trustee or receiver been appointed for all or a substantial part of its property, nor has said obligor made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business;
            (c) is not affiliated, directly or indirectly, with the Borrower, as a Subsidiary or other Affiliate, employee or otherwise; and (d) is not a state or federal governmental department, commission, board, bureau or agency.

     (ix) Said account receivable did not arise from sales to an obligor as to whom 25% or more of the total accounts receivable owing by such obligor to the Borrower are delinquent more than 60 days from the due date thereof.

     (x) Said account receivable did not arise from sales to an obligor whose total accounts receivable owing to the Borrower and its Subsidiaries constitute more than 5% of all of the Borrower's and such Subsidiaries' outstanding accounts receivable.

     (xi) Said account receivable is otherwise satisfactory to the Agent, in its reasonable credit judgment.

     "Eligible Currency" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, (a) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (b) such currency is, in the determination of the Agent, no longer readily available or freely traded or (c) in the determination of the Agent, an Equivalent Amount of such currency is not readily calculable, the Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in
Article II.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Euro" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

     "Eurocurrency" means any Agreed Currency.

     "Eurocurrency Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurocurrency Rate.

     "Eurocurrency Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the applicable Eurocurrency Rate.

     "Eurocurrency Payment Office" of the Agent shall mean, for each of the Agreed Currencies, the office, branch, affiliate or correspondent bank of the Agent specified as the "Eurocurrency Payment Office" for such currency from time to time in a writing delivered by the Agent to the Borrower and each Lender, with the initial such Eurocurrency Payment Office schedule being delivered to the Borrower and the Lenders on or before the initial Credit Extension Date.

     "Eurocurrency Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

     "Eurocurrency Reference Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period: (i) the applicable London interbank offered rate for deposits in the applicable Agreed Currency appearing on Dow Jones Markets (Telerate) Page 3750 or 3740, as the case may be, as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (or, if the Agreed Currency is British Pounds Sterling, as determined by the Agent in accordance with its customary practice), and having a maturity equal to such Interest Period, plus (ii) the Cost Rate, provided that, if Dow Jones Markets (Telerate) Page 3750 or 3740, as the case may be, is not available for any reason, the applicable Eurocurrency Reference Rate for the relevant Interest Period shall instead be: (1) the applicable London interbank offered rate for deposits in the applicable Agreed Currency appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, plus (2) the Cost Rate.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Existing TRW Facility" means the subordinated Indebtedness in the amount of approximately $12,400,000 issued by QAD Europe BV and QAD Europe Ltd. in connection with the acquisition of BDM Largotim from TRW Integrated Supply Chain Solutions.

     "Facility LC" is defined in Section 2.21.1.

     "Facility LC Application" is defined in Section 2.21.3.

     "Facility LC Collateral Account" is defined in Section 2.21.11.

     "Facility Termination Date" means April 18, 2002 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates, forward rates or commodity prices, including, but not limited to, interest rate swap or exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

     "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day plus the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the Floating Rate.

     "Foreign Subsidiary" means a Subsidiary of the Borrower now existing or hereafter formed or acquired which Subsidiary is organized under the laws of a jurisdiction other than the United States of America or a state thereof and the material portion of the operations of which are conducted outside of the States, Districts, Territories or Possessions of the United States of America.

     "Guaranty" means any guaranty executed by QAD Inc. in favor of the Agent, for the ratable benefit of the Lenders, delivered in connection with the Related Facility Agreements, as it may be amended or modified and in effect from time to time.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, and (viii) any Contingent Obligations.

     "Interest Period" means, with respect to a Eurocurrency Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "LC Fee" is defined in Section 2.21.4.

     "LC Issuer" means First Chicago (or any subsidiary or affiliate of First Chicago designated by First Chicago) in its capacity as issuer of Facility LCs hereunder.

     "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

     "LC Payment Date" is defined in Section 2.21.5.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent with respect to each Agreed Currency listed on the administrative information sheets provided to the Agent in connection herewith or otherwise selected by such Lender or the Agent pursuant to Section 2.19.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated EBITDA less Consolidated Capital Expenditures for the Borrower's then most-recently ended four fiscal quarters.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to
Article II (or any conversion or continuation thereof).

     "Loan Documents" means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.15, the Borrower Collateral Documents and any additional documents, instruments and agreements executed by the Borrower in connection herewith or therewith.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

     "Modify" and "Modification" are defined in Section 2.21.1.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "National Currency Unit" means the unit of currency (other than a Euro unit) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

     "Non-U.S. Lender" is defined in Section 3.4(iv).

     "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit F.
                               ---------

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

     "Other Taxes" is defined in Section 3.4(ii).

     "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of such Lender's Pro Rata Share of: (i) the aggregate principal amount of Loans and Related Facility Loans outstanding at such time, plus (ii) the LC Obligations at such time.

     "Parent Collateral Supported Related Facility Loans" means with respect to each Related Facility Credit Agreement the Dollar Amount of Related Facility Loans outstanding thereunder in excess of the Collateral Value of the Related Facility Borrowing Base established under such Related Facility Credit Agreement.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the first day of each calendar quarter.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pledged Shares" is defined in Paragraph 3(a) of the Borrower Security Agreement.

     "Pricing Schedule" means the Schedule identified as the "Pricing Schedule" attached hereto, as such Schedule may be modified in writing by the Borrower, the Agent and 100% of the Lenders.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.21 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

     "Related Facility Credit Agreement" means a credit agreement which the Agent and the Lenders, in their sole and absolute discretion, have agreed to enter into with a Foreign Subsidiary of the Borrower, which credit agreement recites that it is a "Related Facility Credit Agreement".

     "Related Facility Loan" means each "Subsidiary Borrower Loan" advanced under (and as the term "Subsidiary Borrower Loan" is defined in) each of the Related Facility Credit Agreement.

     "Related Facilities Obligations" means, collectively and severally, all "Subsidiary Borrower Obligations" under (and as the term "Subsidiary Borrower Obligations" is defined in) each of the Related Facility Credit Agreements.

     "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the Aggregate Outstanding credit Exposure.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "Secured Obligations" means, collectively, (i) the Obligations, and (ii) the Related Facilities Obligations.

     "Significant Foreign Subsidiary" means: (i) any now existing or hereafter arising Subsidiary Borrower, (ii) any now existing and hereafter created or acquired Foreign Subsidiary which generates 5% or more of the consolidated gross revenues of the Borrower or holds 5% or more in value of the assets (tangible and intangible) of the Borrower and its consolidated Subsidiaries, and (iii) any Foreign Subsidiary otherwise deemed significant to the consolidated operations of the Borrower and its consolidated Subsidiaries by the Agent in its reasonable business judgment, with the Significant Foreign Subsidiaries existing on the date of this Agreement being identified as such on Schedule 5.8 attached hereto.
                                                   ------------

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Required Lenders.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Subsidiary Borrower" means a Foreign Subsidiary of the Borrower which is the borrower under a Related Facility Credit Agreement.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurocurrency Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

     "Year 2000 Program" is defined in Section 5.19.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDIT
                                   ----------

     2.1.  Commitment.    From and including the date of this Agreement and
           ----------
prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to fund its Pro Rata Share of Advances to the Borrower in Agreed Currencies and to participate to the extent of its Pro Rata Share in Facility LCs issued upon the request of the Borrower, provided that after giving effect to the making of each such Advance and the issuance of each such Facility LC:

     (i) such Lender's Outstanding Credit Exposure shall not exceed the Dollar Amount of its Commitment;

     (ii) the aggregate Dollar Amount of Loans and Facility LCs outstanding hereunder shall not exceed the lesser of:

          (1) the Aggregate Commitment minus the sum of: (a) the aggregate Dollar Amount of Loans and Facility LCs outstanding hereunder, plus (b) the aggregate Dollar Amount of Related Facility Loans outstanding under the Related Facility Credit Agreements, and

          (2) Collateral Value of the Borrowing Base minus the sum of: (a) the aggregate Dollar Amount of Loans and Facility LCs outstanding hereunder, plus (b) the aggregate Dollar Amount of Parent Collateral Supported Related Facility Loans outstanding under the Related Facility Credit Agreements, plus (c) the outstanding Dollar Amount of Indebtedness permitted under Section 6.11(iv) in excess of $5,000,000; and

     (iii)the aggregate Dollar Amount of Loans outstanding hereunder in currencies other than the Dollar plus the Dollar Amount of Related Facility Loans outstanding in currencies other than the Dollar shall not exceed $20,000,000.

Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder and under the Related Facility Credit Agreements shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.21.

     2.2.  Required Payments; Termination  .  Subject to the mandatory
           ------------------------------
prepayment requirements of Section 2.7(ii) below, all outstanding Loans and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.3.  Ratable Loans  .  Each Advance hereunder shall consist of Loans made
           -------------
from the several Lenders ratably according to their Pro Rata Shares.

     2.4.  Types of Advances  .  The Advances may be Floating Rate Advances or
           -----------------
Eurocurrency Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

     2.5.  Commitment Fee; Reductions in Aggregate Commitment  .  The Borrower
           --------------------------------------------------
agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the date hereof to and including the Facility Termination Date, said commitment fee to be payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000 (or the Approximate Equivalent amount if denominated in an Agreed Currency other than Dollars), upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal Dollar Amount of the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder. For purposes of calculating the commitment fee hereunder, the principal amount of each Advance made in an Agreed Currency other than Dollars shall be at any time the Dollar amount of such Advance as determined on the most recent Computation Date with respect to such Advance.

     2.6.  Minimum Amount of Each Advance.  Each Eurocurrency Advance shall be
           ------------------------------
in the minimum amount of $1,000,000 and in multiples of $500,000 if in excess thereof (or the Approximate Equivalent Amounts if denominated in an Agreed Currency other than Dollars), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 and in multiples of $500,000 if in excess thereof, provided, however, that any Floating Rate Advance may, subject to the limitations of Section 2.1, be in the amount of the Available Aggregate Commitment.


     2.7.  Optional and Mandatory Principal Payments; Determination of Dollar
           ------------------------------------------------------------------
Amounts.  (i) The Borrower may from time to time pay, without penalty or
-------
premium outstanding Floating Rate Advances in their entirety or portions thereof in the minimum amount of $1,000,000 and in multiples of $500,000 in excess thereof upon one Business Day's prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.3 but without penalty or premium, outstanding Eurocurrency Advances in their entirety or portions thereof in the minimum amount of $1,000,000 and in multiples of $500,000 in excess thereof (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), upon three Business Days' prior notice to the Agent.

          (ii) If at any time the Dollar Amount of the sum of the aggregate principal amount of all outstanding Advances (calculated, with respect to those Advances denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Advance) plus the L/C Obligations exceeds the amounts permitted under Section 2.1 above, the Borrower shall immediately repay Advances in an aggregate principal amount sufficient to eliminate any such excess.

          (iii)  The Agent will determine the Dollar Amount of:

                 (a) each Advance as of the date two Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Advance, and

                 (b) all outstanding Advances on and as of the last Business Day of each month and on any other Business Day elected by the Agent in its reasonable discretion or upon instruction by the Required Lenders.


     2.8.  Method of Selecting Types and Interest Periods for New Advances. The
           ---------------------------------------------------------------
Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice pursuant to a duly executed Borrowing Notice and/or Conversion/Continuation Request not later than 10:00 a.m. (Los Angeles time) at least one Business Day before the Borrowing Date of each Floating Rate Advance, three Business Days before the Borrowing Date for each Eurocurrency Advance denominated in Dollars and four Business Days before the Borrowing Date for each Eurocurrency Advance denominated in an Agreed Currency other than Dollars, specifying:


     (i)   the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii)  the aggregate amount of such Advance,

     (iii) the Type of Advance selected, and

     (iv) in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto.

Each Borrowing Notice and/or Conversion/Continuation Request presented by the Borrower shall include any requests for borrowings under the Related Facility Credit Agreements for the proposed Credit Extension Dates it being acknowledged and agreed by the Borrower that all borrowing requests presented under the Related Facility Credit Agreements must be countersigned by the Borrower and presented by the Borrower to the Agent as provided hereunder. No more than one Borrowing Notice and/or Conversion/Continuation Request may be presented by the Borrower on any Business Day and the number of Eurocurrency Advances outstanding hereunder and under the Related Facility Agreements may not exceed 15 at any date.

     2.9.  Conversion and Continuation of Outstanding Advances  .  Floating Rate
           ---------------------------------------------------
Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurocurrency Advances pursuant to this Section
2.9 or are repaid in accordance with Section 2.7. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time:

     (i) each such Eurocurrency Advance denominated in Dollars shall be automatically converted into a Floating Rate Advance unless (a) such Eurocurrency Advance is or was repaid in accordance with Section 2.7 or (b) the Borrower shall have given the Agent a Borrowing Notice and/or Conversion/Continuation Request requesting that, at the end of such Interest Period, such Eurocurrency Advance either continue as a Eurocurrency Advance for the same or another Interest Period or be converted into a Floating Rate Advance; and

     (ii) each such Eurocurrency Advance denominated in an Agreed Currency other than Dollars shall automatically continue as a Eurocurrency Advance in the same Agreed Currency with an Interest Period of one month unless
          (a) such Eurocurrency Advance is or was repaid in accordance with
          Section 2.7 or (b) the Borrower shall have given the Agent a Borrowing Notice and/or Conversion/Continuation Request requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period.

Subject to the terms of Section 2.1, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances denominated in the same or any other Agreed Currency; provided that any conversion of any Eurocurrency Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice pursuant to a Borrowing Notice and/or Conversion/Continuation Request of each conversion of an Advance or continuation of a Eurocurrency Advance not later than 10:00 a.m. (Los Angeles time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, three Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in Dollars, or four Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in an Agreed Currency other than Dollars, prior to the date of the requested conversion or continuation, specifying:

     (a) the requested date, which shall be a Business Day, of such conversion or continuation, and

     (b) the Agreed Currency, amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto.

     2.10.  Method of Borrowing  .  On each Borrowing Date, each Lender shall
            -------------------
make available its Pro Rata Share of Advances, (i) if such Advance is denominated in Dollars, not later than noon, Chicago time, in Federal or other funds immediately available to the Agent, in Chicago, Illinois at its address specified in or pursuant to Article XIII, and (ii) if such Advance is denominated in an Agreed Currency other than Dollars, not later than noon, local time, in the city of the Agent's Eurocurrency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent's Eurocurrency Payment Office for such currency. Unless the Agent determines that any applicable condition specified in Article IV has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section 2.10, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

     2.11.  Changes in Interest Rate, etc.  Each Floating Rate Advance shall
            -----------------------------
bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurocurrency Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurocurrency Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurocurrency Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof.
No Interest Period may end after the Facility Termination Date.

     2.12.  Rates Applicable After Default.  Notwithstanding anything to the
            ------------------------------
contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurocurrency Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower, declare that (i) each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.7, 7.8 or 7.9, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

     2.13.  Method of Payment.  (i)  Each Advance shall be repaid and each
            -----------------
payment of interest thereon shall be paid in the currency in which such Advance was made or, where such currency has converted to the Euro, in the Euro. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at (except as set forth in the next sentence) the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. All payments to be made by the Borrower hereunder in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Agent, at its Eurocurrency Payment Office for such currency and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at, (a) with respect to Floating Rate Loans and Eurocurrency Loans denominated in Dollars, its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender and (b) with respect to Eurocurrency Loans denominated in an Agreed Currency other than Dollars, in the funds received from the Borrower at the address of the Agent's Eurocurrency Payment Office for such currency. The Agent is hereby authorized to charge any account of the Borrower maintained with First Chicago or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder.

     (ii) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the "Original Currency") no longer exists or the Borrower is not able to make payment to the Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations. For purposes of this Section 2.13(ii), the commencement of the third stage of European Economic and Monetary Union and the occurrence of the Euro Implementation Date shall not constitute the imposition of currency control or exchange regulations.

     2.14.  European Economic and Monetary Union.  If any Advance made (or to
            ------------------------------------
be made) would, but for the provisions of this Section 2.14, be capable of being made in either the Euro or in a National Currency Unit, such Advance shall be made in the Euro. Without prejudice to any method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or to fixed amounts in a National Currency Unit to be paid to or by the Agent shall, notwithstanding any other provision of this Agreement, be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in the Euro as the Agent may from time to time specify. The Agent may notify the other parties to this Agreement of any modifications to this Agreement which the Agent (acting reasonably and after consultation with the other parties to this Agreement) determines to be necessary as a result of in relation to the agreement of the Lenders hereunder to include the Euro as an Eligible Currency. Notwithstanding any other provision of this Agreement, any modifications of which the Agent so notifies the other parties shall take effect in accordance with the terms of such notification.


     2.15.  Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall
            --------------------------------------------
maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder,
(c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.16.  Presumed Authorization; Telephonic Notices.  The Borrower hereby
            ------------------------------------------
authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on notices made by facsimile transmission by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. In the event the Agent, in its sole and absolute discretion, agrees to accept any such notices by telephonic transmission, the Borrower hereby authorizes the Agent to do so and to take the requested action if the Agent in good faith believes the person providing such notice is acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.17.  Interest Payment Dates; Interest and Fee Basis.  Interest accrued
            ----------------------------------------------
on each Floating Rate Advance shall be payable in arrears on the first day of each calendar month, on any date on which such Floating Rate is prepaid, whether upon mandatory prepayment, by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether upon mandatory prepayment, by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurocurrency Advances (other than interest on Eurocurrency Advances denominated in British Pounds Sterling), commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Loans and Eurocurrency Loans denominated in British Pounds Sterling shall be calculated for actual days elapsed on the basis of a 365/6-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.18.  Notification of Advances, Interest Rates, Prepayments and Commitment
            --------------------------------------------------------------------
Reductions.  Promptly after receipt thereof, the Agent will notify each Lender
----------
of the contents of each Aggregate Commitment reduction notice and Borrowing Notice and/or Conversion/Continuation Request, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.19.  Lending Installations.  Each Lender will book its Loans and its
            ---------------------
participation in any LC Obligations and the LC Issuer will book the Facility LCs at the appropriate Lending Installation listed on the administrative information sheets provided to the Agent in connection herewith or such other Lending Installation designated by such Lender or the LC Issuer, as the case may be, in accordance with the final sentence of this Section. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

     2.20.  Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender,
            ---------------------------------
as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.


     2.21.  Facility LCs.
            ------------

            2.21.1.  Issuance. The LC Issuer hereby agrees, on the terms and
                     --------
     conditions set forth in this Agreement, to issue standby letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified: (i) the aggregate amount of the outstanding LC Obligations shall not exceed $10,000,000, and (ii) the Borrower shall be in compliance with the limitations of Section 2.1. No Facility LC shall have an expiry date later than the earlier of (a) the first anniversary of the issuance date thereof and (b) the fifth Business Day prior to the Facility Termination Date; provided, however, that any Facility LC with an expiry date complying with the requirements of subsection (a) may provide for the automatic renewal thereof for additional one year periods subject to the requirements of subsection (b) above.

           2.21.2.  Participations. Upon the issuance or Modification by the LC
                    --------------
     Issuer of a Facility LC in accordance with this Section 2.21, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

           2.21.3.  Notice. Subject to Section 2.21.1, the Borrower shall give
                    ------
     the LC Issuer notice prior to 10:00 a.m. (Los Angeles time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

     2.21.4.  LC Fees.  The Borrower shall pay to the Agent, for the account of
              -------
     the Lenders ratably in accordance with their respective Pro Rata Shares, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurocurrency Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date (an "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (i) at the time of issuance of each Facility LC and at the effective date of any extension thereof, a fronting fee equal to 0.125% of the face amount of such Facility LC, and (ii) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

           2.21.5.  Administration; Reimbursement by Lenders. Upon receipt from
                    ----------------------------------------
     the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.21.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 10:00 a.m. (Los Angeles time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

     2.21.6.  Reimbursement by Borrower.  The Borrower shall be irrevocably and
              -------------------------
     unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (a) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (b) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.21.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice and/or Conversion/Continuation Request in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

           2.21.7. Obligations Absolute. The Borrower's obligations under this
                   --------------------
     Section 2.21 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.21.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.21.6.

           2.21.8.  Actions of LC Issuer. The LC Issuer shall be entitled to
                    --------------------
     rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this
     Section 2.21, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

           2.21.9. Indemnification. The Borrower hereby agrees to indemnify and hold harmless each

     Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (b) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.21.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

           2.21.10.  Lenders' Indemnification. Each Lender shall, ratably in
                     ------------------------
     accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.21 or any action taken or omitted by such indemnitees hereunder.

           2.21.11.  Facility LC Collateral Account. The Borrower agrees that it
                     ------------------------------
     will, upon the request of the Agent or the Required Lenders made at any time following the occurrence of a Default and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of First Chicago having a maturity not exceeding 30 days. Nothing in this Section 2.21.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by
     Section 8.1.

           2.21.12.  Rights as a Lender. In its capacity as a Lender, the LC
                     ------------------
     Issuer shall have the same rights and obligations as any other Lender.


           2.22.     Replacement of Lender. If the Borrower is required pursuant
                     ---------------------
     to Section 3.1 or 3.4 of this Agreement or if any Subsidiary Borrower is required pursuant to Sections 3.1 or 3.4 of any Related Facility Credit Agreement to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurocurrency Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement and all Related Facility Credit Agreements, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an Assignment Agreement and to become a Lender for all purposes under this Agreement, to purchase for cash the "Subsidiary Borrower Advances" and "Subsidiary Borrower Obligations" under (and as defined in each of the Related Facility Credit Agreements) and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of
     Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder and under each of the Related Facility Credit Agreements to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1 and 3.4 of this Agreement and each of the Related Facility Credit Agreements.

           2.23.  Market Disruption. Notwithstanding the satisfaction of all
                  -----------------
     conditions referred to in Article II and Article IV with respect to any Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Advance to be denominated in the Agreed Currency specified by the Borrower, then the Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Loans shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.14, be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice and/or Conversion/Continuation Request as Floating Rate Loans, unless the Borrower notifies the Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice and/or Conversion/Continuation Request.

           2.24.  Judgment Currency. If for the purposes of obtaining judgment
                  -----------------
     in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 12.2, such Lender or the Agent, as the case may be, agrees to remit such excess to the Borrower.

           2.25.  Collateral Security. As collateral security for the Secured
                  -------------------
     Obligations, on or before the first Credit Extension and as a condition precedent thereto, the Borrower shall execute and deliver, and shall cause to be executed and delivered, to the Agent for the benefit of the Lenders:
     (i) the Borrower Security Agreement pursuant to which the Borrower shall grant to the Agent for the benefit of the Lenders a first priority perfected security interest in and lien upon the collateral described therein, including, without limitation: (a) all now owned and hereafter acquired capital stock of all directly owned Subsidiaries of the Borrower which are not Foreign Subsidiaries, (b) 66% of all now owned and hereafter acquired voting stock of all Subsidiary

Borrowers, and (c) 66% of all now owned and hereafter acquired voting stock of all Significant Foreign Subsidiaries which are not Subsidiary Borrowers, and
(ii) such additional documents, instruments and agreements, including, without limitation, UCC-1 financing statements, original stock certificates and stock transfer powers, and acknowledgments, consents of and notices to third parties, as the Agent may reasonably require. No later than 30 days following the initial Credit Extension Date the Borrower will: (a) cause to be delivered to the Agent opinions in form and substance and provided by counsel satisfactory to the Agent licensed to practice in jurisdictions in which the Subsidiary Borrowers and all Significant Foreign Subsidiaries which are not Subsidiary Borrowers are organized setting forth any requirements of such jurisdictions relating to the pledge of the stock of such entities by the Borrower, including, without limitation, requirements relating to the exercise of remedies by the Agent with respect thereto following the occurrence of a Default, and (b) take such actions as may be required to assure that the Agent for the benefit of the Lenders has a first priority perfected security interest in all deposit accounts described on Schedule 2 to the Borrower Security Agreement. Following the first
             ----------
Credit Extension the Borrower shall execute and deliver and shall cause to be executed and delivered from time to time such confirmatory and supplementary security agreements, financing statements, acknowledgments, consents of and notices to third parties and such other documents, instruments and agreements as the Agent may reasonably require to obtain and maintain for the Agent and the Lenders the benefit of the Loan Documents. Without limiting the generality of the foregoing, it is expressly acknowledged and agreed by the Borrower that the Borrower will provide written notice to the Agent of the acquisition or formation of any Subsidiary following the initial Credit Extension Date no later than 5 Business Days following the consummation of such acquisition or formation and promptly provide or cause to be provided to the Agent pursuant to the applicable Subsidiary Borrower Security Agreement: (a) in the case of a Subsidiary which is not a Foreign Subsidiary, all stock certificates evidencing the capital stock of such Subsidiary, and (b) with respect to each Subsidiary which is a Subsidiary Borrower or a Significant Foreign Subsidiary which is not a Subsidiary Borrower, 66% of all now owned and hereafter acquired voting stock of such Subsidiary, and (c) such additional documents, instruments and agreements, including, without limitation, UCC-1 financing statements, original stock certificates and stock transfer powers, and acknowledgments, consents of and notices to third parties, as the Agent may reasonably require.


                                  ARTICLE III

                            YIELD PROTECTION; TAXES
                            -----------------------

     3.1.  Yield Protection.  If, on or after the date of this Agreement, the
           ----------------
adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurocurrency Loans, Facility LCs or participations therein, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), including, without limitation, a change in the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation of any Lender as a result in a change in the Risk-Based Capital Guidelines, or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurocurrency Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in
          Euro), or of issuing or participating in Facility LCs or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurocurrency Loans, Facility LCs or participations therein or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurocurrency Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro) or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or to the LC Issuer, as the case may be, in connection with such Eurocurrency Loans, its Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

     3.2.  Availability of Types of Advances.  If any Lender reasonably
           ---------------------------------
determines that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type, currency and maturity appropriate to match fund Eurocurrency Advances are not available or (ii) the interest rate applicable to Eurocurrency Advances does not accurately reflect the cost of making or maintaining Eurocurrency Advances, then the Agent shall suspend the availability of Eurocurrency Advances and require any affected Eurocurrency Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.3.

     3.3.  Funding Indemnification.  If any payment of a Eurocurrency Advance
           -----------------------
occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurocurrency Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance.

     3.4.  Taxes.  (i)  All payments by the Borrower to or for the account of
           -----
any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.4) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

     (iii) The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.4) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and
(ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.4 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.4(vii) shall survive the payment of the Obligations and termination of this Agreement.

     3.5.  Lender Statements; Survival of Indemnity. To the extent reasonably
           ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.3 and 3.4 or to avoid the unavailability of Eurocurrency Advances under Section 3.2, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.3 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.3 and 3.4 shall survive payment of the Obligations and termination of this Agreement.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

     4.1.  Initial Credit Extension.  The Lenders shall not be required to
           ------------------------
make the initial Credit Extension hereunder unless the Borrower has furnished to the Agent, duly executed by the appropriate Persons and with sufficient copies for the Lenders:

     (i)     This Agreement.

     (ii) To the extent requested by any Lender, the Note payable to such Lender.

     (iii)   The Borrower Security Agreement.

     (iv) The Pledged Shares outstanding on the date of the initial Credit Extension to the extent certificated or otherwise evidenced by a writing, accompanied by stock transfer powers therefor executed in blank.

     (v) Acknowledgement copies of all UCC-1 financing statements required to be delivered by the Borrower pursuant to Section 2.25 evidencing the filing of such financing statements in the appropriate offices, in each case accompanied by a UCC Search evidencing the first priority of the security interest in favor of the Agent for the benefit of the Lenders in the collateral described therein the perfection and priority of which is established by such filing.

     (vi) Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (vii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

     (viii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

     (ix) A certificate, signed by an Authorized Officer, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

     (x) A written opinion of the Borrower's counsel, addressed to the Agent, the Arranger and the Lenders in substantially the form of Exhibit G.
             ---------

     (xi)    Written money transfer instructions, in the form of Exhibit H,
                                                                 ---------
             addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

     (xii) Information satisfactory to the Agent and the Required Lenders regarding the Borrower's Year 2000 Program.

     (xiii)   The insurance certificate described in Section 5.21.

     (xiv) Evidence satisfactory to the Agent that upon the funding of the first Loan, all Indebtedness of the Borrower outstanding under the Existing TRW Facility, as set forth on a demand statement delivered by the holder of such Indebtedness to the Agent and the Borrower, will be paid in full, the credit facility evidenced thereby terminated and any and all Liens securing the Indebtedness of the Borrower thereunder terminated and released.

     (xv) Evidence to the Agent and the Arranger that all fees required to be paid by the Borrower with the respect to the transactions contemplated thereby on or before the date of the initial Credit Extension have been or will on such date be paid in full.

     (xvi) Evidence satisfactory to the Agent that all reasonable and documented costs and expenses, including, without limitation, fees of inside and outside counsel to the Agent required to be paid by the Borrower for which billing statements have been delivered no less than two Business Days' prior to the initial Credit Extension Date have been, or will on such date be, paid in full.

     (xvii) A Borrowing Base Certificate dated as of the date of the initial Credit Extension, duly executed by an Authorized Officer, demonstrating in form and detail satisfactory to the Agent that the Collateral Value of the Borrowing Base at and as of such date is sufficient to support the Credit Extensions requested for such date.

     (xviii) Such other documents as any Lender or its counsel may have reasonably requested.

     4.2.     Each Credit Extension.  The Lenders shall not be required to make
              ---------------------
any Credit Extension unless on the applicable Credit Extension Date:

     (i)      There exists no Default or Unmatured Default.

     (ii) The representations and warranties contained in Article V are true m and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

     (iii) After giving effect thereto and to the funding of all Related Facility Loans to be advanced under the Related Facility Agreements on such Credit Extension Date the Borrower shall be in compliance with the limitations of Section 2.1.

     (iv) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice and/or Conversion/Continuation Request or request for issuance of a Facility LC shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed Compliance Certificate as a condition to making a Credit Extension.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------


     The Borrower represents and warrants to the Lenders that:

     5.1.  Existence and Standing.  Each of the Borrower and its Subsidiaries
           ----------------------
is a corporation or other legal entity (as described on Schedule 5.8), duly and
                                                        ------------
properly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.


     5.2.  Authorization and Validity.  The Borrower has the power and
           --------------------------
authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

     5.3.  No Conflict; Government Consent.  Neither the execution and
           -------------------------------
delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation or other organizational documents, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4.  Financial Statements.  The January 31, 1998 consolidated financial
           --------------------
statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5.  Material Adverse Change.  Since January 31, 1998 there has been no
           -----------------------
change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries (except as disclosed in the Confidential Financing Memorandum dated January 1999 delivered to the Agent and the Lenders prior to the first Credit Extension Date) which could reasonably be expected to have a Material Adverse Effect.

     5.6.  Taxes.  The Borrower and its Subsidiaries have filed all United
           -----
States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1994. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7.  Litigation and Contingent Obligations.  Except as set forth on
           -------------------------------------
Schedule 5.7, there is no litigation, arbitration, governmental investigation,
------------
proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any

Credit Extension. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8.  Subsidiaries.  Schedule 5.8 contains an accurate list of all
           ------------   ------------
Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9.  ERISA.  The Unfunded Liabilities of all Single Employer Plans do
           -----
not in the aggregate exceed $5,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $5,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10.  Accuracy of Information.  No information, exhibit or report
            -----------------------
furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11.  Regulation U.  Margin stock (as defined in Regulation U)
            ------------
constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12.  Material Agreements.  Neither the Borrower nor any Subsidiary is a
            -------------------
party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

     5.13.  Compliance With Laws.  The Borrower and its Subsidiaries have
            --------------------
complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14.  Ownership of Properties.  On the date of this Agreement, the
            -----------------------
Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

     5.15.  Plan Assets; Prohibited Transactions.  The Borrower is not an
            ------------------------------------
entity deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16.  Environmental Matters. In the ordinary course of its business, the
            ---------------------
officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any

Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17.  Investment Company Act.  Neither the Borrower nor any Subsidiary
            ----------------------
is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18.  Public Utility Holding Company Act.  Neither the Borrower nor any
            ----------------------------------
Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19.  Year 2000.  The Borrower has made a full and complete assessment
            ---------
of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

     5.20.  Subordinated Indebtedness.  The Obligations constitute senior
            -------------------------
indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

     5.21.  Insurance.  The certificate signed by the chief financial officer
            ---------
of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.


                                   ARTICLE VI

                                   COVENANTS
                                   ---------


     During the term of this Agreement:

     6.1.  Financial Reporting.  The Borrower will maintain, for itself and
           -------------------
each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

     (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

     (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

     (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a Compliance Certificate signed by an Authorized Officer of the Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (iv) Within 10 Business Days after the end of each calendar month, a Borrowing Base Certificate as of the last day of such calendar month, signed by an Authorized Officer.

     (v) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

     (vi) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

     (vii) Promptly following receipt thereof, a copy of any management letter received from its accountants.

     (viii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2.  Use of Proceeds.  The Borrower will use the proceeds of the
           ---------------
Advances to refinance certain Indebtedness of the Borrower and to finance working capital needs, acquisitions and capital expenditures and will use the Facility LCs for general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

     6.3.  Notice of Default.  The Borrower will, and will cause each
           -----------------
Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could reasonably be expected to have a Material Adverse Effect.

     6.4.  Conduct of Business.  The Borrower will, and will cause each
           -------------------
Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     6.5.  Taxes.  The Borrower will, and will cause each Subsidiary to,
           -----
timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     6.6.  Insurance.  The Borrower will, and will cause each Subsidiary to,
           ---------
maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent no less frequently than annually and at such other times as the Agent may request evidence as to the insurance carried and full information with respect thereto.

     6.7.  Compliance with Laws.  The Borrower will, and will cause each
           --------------------
Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

     6.8.  Maintenance of Properties.  The Borrower will, and will cause each
           -------------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9.  Inspection.  The Borrower will, and will cause each Subsidiary to,
           ----------
permit the Agent (and, following the occurrence and during the continuance of a Default or an Unmatured Default, the Lenders), by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent (and, following the occurrence and during the continuance of a Default or an Unmatured Default, any Lender) may designate.

     6.10.  Dividends.  The Borrower will not, nor will it permit any
            ---------
Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary and, so long has there has not occurred and is continuing a Default or Unmatured Default, the Borrower may redeem stock held by officers and other employees for consideration not to exceed $1,000,000 in the aggregate over the term of this Agreement.

     6.11.  Indebtedness.  The Borrower will not, nor will it permit any
            ------------
Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

     (i)    The Obligations and the Related Facilities Obligations.

     (ii)   The Guaranties.

     (iii) Indebtedness arising under Rate Hedging Agreements entered into with First Chicago.

     (iv) Other Indebtedness in an aggregate amount not to exceed $8,000,000 at any date; provided, however, that all such other Indebtedness in excess of $5,000,000 shall be incurred in connection with Acquisitions permitted under Section 6.14(iii) below and shall be Subordinated Indebtedness (such subordination permitting, however, payment on such Subordinated Indebtedness so long as there does not exist a Default or Unmatured Default), with such other Indebtedness existing at the date hereof being described on Schedule 6.11(iv).
                                                           -----------------

     6.12.  Merger.  The Borrower will not, nor will it permit any Subsidiary
            ------
to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary.

     6.13.  Sale of Assets.  The Borrower will not, nor will it permit any
            --------------
Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

     (i) Sales of inventory in the ordinary course of business and for fair market value.

     (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, with a fair market value not to exceed $5,000,000.

     6.14.  Investments and Acquisitions.  The Borrower will not, nor will it
            ----------------------------
permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

     (i)   Cash Equivalent Investments.

     (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described on Schedule 6.14(ii).
                                                         -----------------

     (iii) Acquisitions for a total cash consideration not to exceed: (a) for any single Acquisition or series of related Acquisitions, 15% of Consolidated Net Worth, or (b) which when taken together with all other Acquisitions by the Borrower and its Subsidiaries during the twelve-month period ending with the month in which such Acquisition occurs 25% of Consolidated Net Worth.

     6.15. Liens.  The Borrower will not, nor will it permit any Subsidiary
           -----
to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

     (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

     (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

     (v)   Liens existing on the date hereof and described on Schedule 6.15(v).
                                                              ----------------

     (vi) Liens in favor of the Agent for the benefit of the Lenders securing the Obligations and/or the Related Facilities Obligations.

     (vii) Purchase money Liens securing Indebtedness permitted under Section 6.11(iv) above and conditional sale agreements and other title retention agreements covering property acquired following the initial Credit Extension Date; provided, however, that no such Lien or agreement shall extend to any property other than the property acquired in connection therewith.

     6.16.  Year 2000.  The Borrower will take and will cause each of its
            ---------
Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

     6.17.  Affiliates.  The Borrower will not, and will not permit any
            ----------
Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

     6.18.  Subordinated Indebtedness.  The Borrower will not, and will not
            -------------------------
permit any Subsidiary to: (i) make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness permitted hereunder, or (ii) directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness (it being expressly agreed by the Agent and the Lenders that, so long as there shall not exist a Default or Unmatured Default, prepayment of the Subordinated Indebtedness permitted pursuant to
Section 6.11(iv) shall not consitute a violation of this subsection (ii)).

     6.19.  Sale of Accounts.  The Borrower will not, nor will it permit any
            ----------------
Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

     6.20.  Sale and Leaseback Transactions.  The Borrower will not, nor will
            -------------------------------
it permit any Subsidiary to, enter into or suffer to exist any Sale and Leaseback Transaction.

     6.21.  Letters of Credit.  The Borrower will not, nor will it permit any
            -----------------
Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit other than the Facility LCs.

     6.22.  Financial Contracts.  The Borrower will not, nor will it permit
            -------------------
any Subsidiary to, enter into or remain liable upon any Financial Contract, except Rate Hedging Agreements entered into with First Chicago.

     6.23.  Financial Covenants.
            -------------------

            6.23.1.  Interest Coverage Ratio.  The Borrower will not permit the
                     -----------------------
     ratio, determined as of the end of each of its fiscal quarters, commencing with the fiscal quarter ending January 31, 2000, for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA plus Consolidated Rentals to (ii) Consolidated Interest Expense plus Consolidated Rentals to be less than 1.30 to 1.0.

           6.23.2.  Leverage Ratio.  The Borrower will not permit the ratio,
                    --------------
     determined as of the end of each of its fiscal quarters, commencing with the fiscal quarter ending January 31, 2000, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA less Consolidated Capital Expenditures for the then most-recently ended four fiscal quarters to be greater than 2.00 to 1.0.

           6.23.3.  Minimum Net Worth. The Borrower will at all times maintain
                    -----------------
     Consolidated Net Worth of not less than the sum of (i) $73,000,000 plus
     (ii) 75% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending April 30, 1999 (without deduction for losses), and plus (iii) 100% of the net proceeds from any equity offering of the Borrower or any of its Subsidiaries; provided, however, that for purposes of calculation of compliance with this Section 6.23.3, "Consolidated Net Worth" shall not include more than 50% of intangible assets.

           6.23.4.  Minimum EBITDA. The Borrower will at all times maintain
                    --------------
     Consolidated EBITDA of not less than: (i) during the fiscal quarter ending April 30, 1999, $500,000 (after adding back a one time restructuring charge not to exceed $1,500,000), (ii) during the fiscal quarter ending July 31, 1999, $5,900,000, and (iii) during the fiscal quarter ending October 31, 1999, $4,400,000.

            6.23.5   Capital Expenditures. The Borrower will not, nor will it
                     --------------------
     permit any Subsidiary to, expend or be committed to expend in excess of $12,000,000 in the aggregate for Capital Expenditures during the fiscal quarters ending April 30, 1999, July 31, 1999 and October 31, 1999.

            6.23.6   Minimum Research and Development Expenditures. The
                     ---------------------------------------------
     Borrower will expend, determined as of the end of each of its fiscal quarters, commencing with the fiscal quarter ending April 30, 1999, for the then most-recently ended four fiscal quarters, not less than 7.50% of the dollar amount of its consolidated gross sales on research and development.

                                  ARTICLE VII

                                    DEFAULTS
                                    --------


     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be inaccurate or incomplete in any material respect on the date as of which made.

     7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.3.  The breach by the Borrower of any of the terms or provisions of
Section 6.2 or Sections 6.10 through 6.23 of Article VI or the failure of the Borrower to observe or perform any of its obligations under the Borrower Security Agreement.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within five Business Days after written notice from the Agent or any Lender.

     7.5. The occurrence of a "Default" under (and as that term is defined in) any Related Facility Credit Agreement.

     7.6 Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness (other than the Obligations and the Related Facilities Obligations) aggregating in excess of $3,000,000; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.7. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.7 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.8.

     7.8. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.7(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.9. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.10. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $3,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

     7.11. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000 or any Reportable Event shall occur in connection with any Plan.

     7.12.  Any Change in Control shall occur.

     7.13. The Borrower Security Agreement shall for any reason fail to create or there shall otherwise cease to be in existence a valid and perfected first priority security interest in the collateral purported to be covered thereby (other than as a direct result of the release thereof by the Agent or the failure of the Agent to file a continuation statement) or the Borrower Security Agreement shall fail to remain in full force or effect or any action shall be taken to rescind or revoke the Borrower Security Agreement or to assert the invalidity or unenforceability of the Borrower Security Agreement or any term or provisions thereof.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------


     8.1.  Acceleration; Facility LC Collateral Account.  (i) If any Default
           --------------------------------------------
described in Section 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (a) the amount of LC Obligations at such time, less (b) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (1) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (2) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

     (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

     8.2.  Amendments.  Subject to the provisions of this Article VIII, the
           ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

     (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

     (ii)   Reduce the percentage specified in the definition of Required
            Lenders.

     (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate

            Commitment , the Commitment of any Lender or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

     (iv)   Amend this Section 8.2.

     (v) Release all or substantially all of the collateral purported to be covered by the Borrower Security Agreement.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under
Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3.  Preservation of Rights.  No delay or omission of the Lenders, the
           ----------------------
LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------


     9.1.  Survival of Representations.  All representations and warranties of
           ---------------------------
the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

     9.2.  Governmental Regulation.  Anything contained in this Agreement to
           -----------------------
the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3.  Headings.  Section headings in the Loan Documents are for
           --------
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4.  Entire Agreement.  The Loan Documents and the Related Facility Loan
           ----------------
Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof.

     9.5.  Several Obligations; Benefits of this Agreement.  The respective
           -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6.  Expenses; Indemnification.  (i)  The Borrower shall reimburse the
           -------------------------
Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents, including, without limitation, costs, charges and expenses incident to audits by the Agent of the books and records of the Borrower and its Subsidiaries, including preparation and distribution of reports relating to the same to the Lenders, provided, that prior to the occurrence of a Default or an Unmatured Default, the Borrower shall not be obligated to pay: (a) the costs, charges and expenses for more than a single audit for each of such Persons during each consecutive 12-month period, or (b) unless the Agent shall have reasonable grounds to believe that fraudulent reporting or other questionable information is being provided with respect to any Foreign Subsidiary, costs, charges and expenses associated with the audit of any Foreign Subsidiary conducted outside of the United States of America in excess of $15,000 during any consecutive 12-month period. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents following the occurrence of a Default.

     (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful
misconduct of the party seeking indemnification.   The obligations of the
Borrower under this Section 9.6 shall survive the termination of this Agreement.

     9.7.  Accounting.  Except as provided to the contrary herein, all
           ----------
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.8.  Severability of Provisions.  Any provision in any Loan Document
           --------------------------
that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.9.  Nonliability of Lenders.  The relationship between the Borrower on
           -----------------------
the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.10.  Confidentiality.  Each Lender agrees to hold any confidential
            ---------------
information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by
Section 12.4.


                                   ARTICLE X

                                   THE AGENT
                                   ---------


     10.1.  Appointment; Nature of Relationship.  The First National Bank of
            -----------------------------------
Chicago is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, under each of the Related Facility Credit Agreements each of the Subsidiary Borrower Loan Documents (as defined in the Related Facility Credit Agreements) (collectively, the "Combined Credit Facilities Documents") and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Combined Credit Facilities Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Combined Credit Facilities Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Combined Credit Facilities Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of
Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Combined Credit Facilities Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2.  Powers.  The Agent shall have and may exercise such powers under
            ------
the Combined Credit Facilities Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Combined Credit Facilities Documents to be taken by the Agent.

     10.3.  General Immunity.  Neither the Agent nor any of its directors,
            ----------------
officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Combined Credit Facilities Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4.  No Responsibility for Loans, Recitals, etc.   Neither the Agent nor
            -------------------------------------------
any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Combined Credit Facilities Document or any borrowing hereunder or thereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Combined Credit Facilities Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or Unmatured Default (as such terms are defined in any of the combined Facilities Credit Documents); (v) the validity, enforceability, effectiveness, sufficiency or genuineness of any Combined Credit Facilities Document or any other instrument or writing furnished in connection therewith; (vi) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (vii) the financial condition of the Borrower, any Subsidiary Borrower (as defined in the Related Facility Credit Agreements) or any guarantor of any of the Obligations or the Subsidiary Borrower Obligations (as defined in the Related Facility Credit Agreements) or of any of the Borrower's or any Subsidiary Borrower's or such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5.  Action on Instructions of Lenders.  The Agent shall in all cases
            ---------------------------------
be fully protected in acting, or in refraining from acting, hereunder and under any other Combined Credit Facilities Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Combined Credit Facilities Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Combined Credit Facilities Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6.  Employment of Agents and Counsel.  The Agent may execute any of
            --------------------------------
its duties as Agent hereunder and under any other Combined Credit Facilities Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Combined Credit Facilities Document.

     10.7.  Reliance on Documents; Counsel.  The Agent shall be entitled to
            ------------------------------
rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper, document or instrument believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8.  Agent's Reimbursement and Indemnification.  The Lenders agree to
            -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Combined Credit Facilities Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Combined Credit Facilities Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Combined Credit Facilities Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Combined Credit Facilities Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to
Section 3.4(vii) of this Agreement or any Related Facility Credit Agreement shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9.  Notice of Default.  The Agent shall not be deemed to have
            -----------------
knowledge or notice of the occurrence of any Default or Unmatured Default under any Combined Credit Facilities Document unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10.  Rights as a Lender.  In the event the Agent is a Lender, the
             ------------------
Agent shall have the same rights and powers hereunder and under any other Combined Credit Facilities Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Combined Credit Facilities Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     10.11.  Lender Credit Decision.  Each Lender acknowledges that it has,
             ----------------------
independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Combined Credit Facilities Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Combined Credit Facilities Documents.

     10.12.  Successor Agent.  The Agent may resign at any time by giving
             ---------------
written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Combined Credit Facilities Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Combined Credit Facilities Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13.  Agent's Fee.     The Borrower agrees to pay to the Agent, for its
             -----------
own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated March 11, 1999, or as otherwise agreed from time to time.

     10.14.  Delegation to Affiliates.  The Borrower and the Lenders agree
             ------------------------
that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------


     11.1.  Setoff.  In addition to, and without limitation of, any rights of
            ------
the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2.  Ratable Payments.  If any Lender, whether by setoff or otherwise,
            ----------------
has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.3 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     12.1.  Successors and Assigns.  The terms and provisions of the Loan
            ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and the other Combined Credit Facilities Documents to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder or under such Combined Credit Facilities Documents. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

     12.2.  Participations.
            --------------

            12.2.1.  Permitted Participants; Effect. Any Lender may, in the
                     ------------------------------
     ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Combined Credit Facilities Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Combined Credit Facilities Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the

     Combined Credit Facilities Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Combined Credit Facilities Documents.

           12.2.2.  Voting Rights.  Each Lender shall retain the sole right to
                    -------------
     approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Combined Credit Facilities Documents other than any amendment, modification or waiver with respect to any Credit Extension, Related Facility Loan or Commitment in which such Participant has an interest which forgives principal, interest, fees or any Reimbursement Obligations or reduces the interest rate or fees payable with respect to any such Credit Extension, Related Facility Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of or interest on any Loan in which such Participant has an interest, or any regularly-scheduled payment of fees on any such Credit Extension, Related Facility Loan or Commitment, releases any guarantor of any such Credit Extension, Related Facility Loan or releases any collateral held in the Facility LC Collateral Account (except in accordance with the terms hereof) or all or substantially all of any other collateral, if any, securing any such Credit Extension or Related Facility Loan.

           12.2.3.  Benefit of Setoff. The Borrower agrees that each Participant
                    -----------------
     shall be deemed to have the right of setoff provided in Section 11.1 hereof and of each Related Facility Credit Agreement in respect of its participating interest in amounts owing under the Combined Credit Facilities Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Combined Credit Facilities Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 hereof and of each Related Facility Credit Agreement with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1hereof and of each Related Facility Credit Agreement, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 hereof and of each Related Facility Credit Agreement as if each Participant were a Lender.

     12.3.  Assignments.
            -----------

            12.3.1.  Permitted Assignments. Any Lender may, in the ordinary
                     ---------------------
     course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Combined Credit Facilities Documents. Such assignment shall be evidenced by an Assignment Agreement. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

           12.3.2.  Effect; Effective Date. Upon (i) delivery to the Agent of an
                    ----------------------
     assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,000 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Combined Credit Facilities Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Combined Credit Facilities Documents, to the same extent as if it were an original party thereto, and no further consent or action by the Borrower, any Subsidiary Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4.  Dissemination of Information.  The Borrower authorizes each Lender
            ----------------------------
to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, provided that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

     12.5.  Tax Treatment.  If any interest in any Loan Document is
            -------------
transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.4(iv).


                                 ARTICLE XIII

                                    NOTICES
                                    -------

     13.1.  Notices.  Except as otherwise permitted by Section 2.14 with
            -------
respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under
Article II shall not be effective until received.

     13.2.  Change of Address.  The Borrower, the Agent and any Lender may
            -----------------
each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIV

                                  COUNTERPARTS
                                  ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------


     15.1.  CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
            -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS, OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2.  CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS
            -----------------------
TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOS ANGELES, CALIFORNIA.

     15.3.  WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT AND EACH LENDER
            --------------------
HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.

                               QAD INC., a Delaware corporation


                               By:_____________________________________
                                  A.J. Moyer, Executive Vice President and
                                  Chief Financial Officer

Address: 6450 Via Real
Carpinteria, California 93013
Attn:  A.J. Moyer, Executive
Vice President and CFO
TEL: (805) 566-4464
FAX: (805) 566-4479

Commitments
-----------


     $30,000,000                THE FIRST NATIONAL BANK OF CHICAGO,
                                Individually and as Agent


                                By: _______________________________________
                                    Mark A. Isley, First Vice President

Address:  One First National Plaza
Chicago, Illinois  60670
Attention:  Mark A. Isley,
First Vice President
TEL:  (231) 683-4964
FAX:  (213) 683-4949

                               TABLE OF CONTENTS

ARTICLE I.           DEFINITIONS.......................................................................    2

ARTICLE II.          THE CREDIT........................................................................    14

             2.1.    Commitment........................................................................    14
             2.2.    Required Payments; Termination....................................................    14
             2.3.    Ratable Loans.....................................................................    14
             2.4.    Types of Advances.................................................................    14
             2.5.    Commitment Fee; Reductions in Aggregate Commitment................................    14
             2.6.    Minimum Amount of Each Advance....................................................    15
             2.7.    Optional and Mandatory Principal Payments.........................................    15
             2.8.    Method of Selecting Types and Interest Periods for New Advances...................    15
             2.9.    Conversion and Continuation of Outstanding Advances...............................    15
             2.10.   Method of Borrowing...............................................................    16
             2.11.   Changes in Interest Rate, etc.....................................................    17
             2.12.   Rates Applicable After Default....................................................    17
             2.13.   Method of Payment.................................................................    17
             2.14.   European Economic and Monetary Union..............................................    18
             2.15.   Noteless Agreement; Evidence of Indebtedness......................................    18
             2.16.   Presumed Authorization; Telephonic Notices........................................    18
             2.17.   Interest Payment Dates; Interest and Fee Basis....................................    18
             2.18.   Notification of Advances, Interest Rates, Prepayments and Commitment Reductions...    19
             2.19.   Lending Installations.............................................................    19
             2.20.   Non-Receipt of Funds by the Agent.................................................    19
             2.21.   Facility LCs......................................................................    19
                     2.21.1.   Issuance................................................................    19
                     2.21.2.   Participations..........................................................    20
                     2.21.3.   Notice..................................................................    20
                     2.21.4.   LC Fees.................................................................    20
                     2.21.5.   Administration; Reimbursement by Lenders................................    20
                     2.21.6.   Reimbursement by Borrower...............................................    20
                     2.21.7.   Obligations Absolute....................................................    21
                     2.21.8.   Actions of LC Issuer....................................................    21
                     2.21.9.   Indemnification.........................................................    21
                     2.21.10.   Lenders' Indemnification...............................................    22
                     2.21.11.   Facility LC Collateral Account.........................................    22
                     2.21.12.   Rights as a Lender.....................................................    22
             2.22.   Replacement of Lender.............................................................    23
             2.23.   Market Disruption.................................................................    23
             2.24.   Judgment Currency.................................................................    23
             2.25.   Collateral Security...............................................................    23

ARTICLE III.         YIELD PROTECTION; TAXES...........................................................    24

              3.1.   Yield Protection..................................................................    24
              3.2.   Availability of Types of Advances.................................................    25
              3.3.   Funding Indemnification...........................................................    25
              3.4.   Taxes                                                                                 25
              3.5.   Lender Statements; Survival of Indemnity..........................................    26

ARTICLE IV.          CONDITIONS PRECEDENT..............................................................    27

              4.1.   Initial Credit Extension..........................................................    27
              4.2.   Each Credit Extension.............................................................    28


                               TABLE OF CONTENTS


ARTICLE V.           REPRESENTATIONS AND WARRANTIES....................................................    28

             5.1.    Existence and Standing............................................................    29
             5.2.    Authorization and Validity........................................................    29
             5.3.    No Conflict; Government Consent...................................................    29
             5.4.    Financial Statements..............................................................    29
             5.5.    Material Adverse Change...........................................................    29
             5.6.    Taxes                                                                                 29
             5.7.    Litigation and Contingent Obligations.............................................    29
             5.8.    Subsidiaries......................................................................    30
             5.9.    ERISA                                                                                 30

             5.10.   Accuracy of Information...........................................................    30
             5.11.   Regulation U......................................................................    30
             5.12.   Material Agreements...............................................................    30
             5.13.   Compliance With Laws..............................................................    30
             5.14.   Ownership of Properties...........................................................    30
             5.15.   Plan Assets; Prohibited Transactions..............................................    30
             5.16.   Environmental Matters.............................................................    30
             5.17.   Investment Company Act............................................................    31
             5.18.   Public Utility Holding Company Act................................................    31
             5.19.   Year 2000.........................................................................    31
             5.20.   Subordinated Indebtedness.........................................................    31
             5.21.   Insurance.........................................................................    31

ARTICLE VI.          COVENANTS.........................................................................    31

             6.1.    Financial Reporting...............................................................    31
             6.2.    Use of Proceeds...................................................................    32
             6.3.    Notice of Default.................................................................    32
             6.4.    Conduct of Business...............................................................    32
             6.5.    Taxes                                                                                 32
             6.6.    Insurance.........................................................................    32
             6.7.    Compliance with Laws..............................................................    33
             6.8.    Maintenance of Properties.........................................................    33
             6.9.    Inspection........................................................................    33
             6.10.   Dividends.........................................................................    33
             6.11.   Indebtedness......................................................................    33
             6.12.   Merger............................................................................    33
             6.13.   Sale of Assets....................................................................    33
             6.14.   Investments and Acquisitions......................................................    34
             6.15.   Liens.............................................................................    34
             6.16.   Year 2000.........................................................................    34
             6.17.   Affiliates........................................................................    34
             6.18.   Subordinated Indebtedness.........................................................    35
             6.19.   Sale of Accounts..................................................................    35
             6.20.   Sale and Leaseback Transactions...................................................    35
             6.21.   Letters of Credit.................................................................    35
             6.22.   Financial Contracts...............................................................    35
             6.23.   Financial Covenants...............................................................    35
                     6.23.1.   Interest Coverage Ratio.................................................    35
                     6.23.2.   Leverage Ratio..........................................................    35
                     6.23.3    Minimum Net worth.......................................................    43
                     6.23.4    Minimum EBITDA..........................................................    44
                     6.23.5    Capital Expenditures....................................................    44
                     6.23.6.   Minimum Research and Development Expenditures...........................    44



ARTICLE VII.         DEFAULTS..........................................................................    36
ARTICLE VIII.        ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES....................................    38

              8.1.   Acceleration; Facility LC Collateral Account......................................    38
              8.2.   Amendments........................................................................    38
              8.3.   Preservation of Rights............................................................    39

ARTICLE IX.  GENERAL PROVISIONS                                                                            39

             9.1.    Survival of Representations.......................................................    39
             9.2.    Governmental Regulation...........................................................    39
             9.3.    Headings..........................................................................    39
             9.4.    Entire Agreement..................................................................    39
             9.5.    Several Obligations; Benefits of this Agreement...................................    39
             9.6.    Expenses; Indemnification.........................................................    39
             9.7.    Accounting........................................................................    40
             9.8.    Severability of Provisions........................................................    40
             9.9.    Nonliability of Lenders...........................................................    40
             9.10.   Confidentiality...................................................................    40

ARTICLE X.           THE AGENT.........................................................................    41

            10.1.    Appointment; Nature of Relationship...............................................    41
            10.2.    Powers............................................................................    41
            10.3.    General Immunity..................................................................    41
            10.4.    No Responsibility for Loans, Recitals, etc........................................    41
            10.5.    Action on Instructions of Lenders.................................................    42
            10.6.    Employment of Agents and Counsel..................................................    42
            10.7.    Reliance on Documents; Counsel....................................................    42
            10.8.    Agent's Reimbursement and Indemnification.........................................    42
            10.9.    Notice of Default.................................................................    42
            10.10.   Rights as a Lender................................................................    43
            10.11.   Lender Credit Decision............................................................    43
            10.12.   Successor Agent...................................................................    43
            10.13.   Agent's Fee.......................................................................    43
            10.14.   Delegation to Affiliates..........................................................    43

ARTICLE XI.          SETOFF; RATABLE PAYMENTS..........................................................    44

             11.1.   Setoff............................................................................    44
             11.2.   Ratable Payments..................................................................    44

ARTICLE XII.         BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.................................    44

             12.1.   Successors and Assigns............................................................    44
             12.2.   Participations....................................................................    44
                     12.2.1.   Permitted Participants; Effect..........................................    44
                     12.2.2.   Voting Rights...........................................................    45
                     12.2.3.   Benefit of Setoff.......................................................    45
             12.3.   Assignments.......................................................................    45
                     12.3.1.   Permitted Assignments...................................................    45
                     12.3.2.   Effect; Effective Date..................................................    45
             12.4.   Dissemination of Information......................................................    46
             12.5.   Tax Treatment.....................................................................    46


ARTICLE XIII.        NOTICES...........................................................................    46

             13.1.   Notices...........................................................................    46
             13.2.   Change of Address.................................................................    46

ARTICLE XIV.         COUNTERPARTS......................................................................    46

ARTICLE XV.          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
                              TRIAL....................................................................    47

             15.1.   CHOICE OF LAW.....................................................................    47
             15.2.   CONSENT TO JURISDICTION...........................................................    47
             15.3.   WAIVER OF JURY TRIAL..............................................................    47
